UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2006

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 19, 2006 the Board of Directors of Fifth Third Bancorp (the “Registrant”) elected Gary R. Heminger as a director. Mr. Heminger is an Executive Vice President of Marathon Oil Corporation. He is expected to be appointed to the Registrant’s Audit Committee.

The Board of Directors increased the size of the Board to fifteen directors and appointed Mr. Heminger as a director to fill the vacancy created by the increase. Mr. Heminger’s compensation for his service as a director will be consistent with that of the Registrant’s other non-employee directors, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on February 28, 2006 and the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	-	Press release dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

December 26, 2006	/s/ Paul L. Reynolds
Paul L. Reynolds
Executive Vice President, Secretary and
General Counsel